UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 2, 2008

EASY GOLF CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10-44 Chester Le Blvd, Toronto, ON M1W2M8 CANADA
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1-647-268-3809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 2, 2008, J. Michael Coombs resigned from his position as a director of Easy Golf Corporation (the “Company”), a Nevada corporation.  Mr. Coombs’ resignation was not due to a disagreement with the Company.

On February 2, 2008, the Board of Directors appointed Mr. Zhaoen Kong to the Company’s Board.  Mr. Zhaoen Kong is 64 years old. From 1992 to the present Mr. Zhaoen Kong has been the chairman of the board of directors of Dalian Jingang Group, a company which is located in Dalian, China.  The Dalian Jingang Group is involved in the businesses of real estate, hotels and bio-products. As the chairman of Dalian Jingang Group, Mr. Zhaoen is responsible for directing all aspects of the company’s business activities.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new directors had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASY GOLF CORPORATION

Date: February 2, 2008

/s/ Quanfeng Wang

---------------------------------
By:  Quanfeng Wang
Its:   Chief Executive Officer